UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Results of Operations and Financial Condition.

On May 5, 2010, OMNI Energy Services Corp. (the “Company”) issued a press release announcing its results of operations for the quarter ended March 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information disclosed in this Item 2.02, and the corresponding exhibit listed under Item 9.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities.

On May 6, 2010, the Company issued common stock to certain warrant holders in connection with their exercise of warrants originally purchased pursuant to the terms of a Securities Purchase Agreement dated as of May 17, 2005, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 24, 2005. The exercise price of these warrants was $1.95 per share. Warrants to purchase an aggregate of 3,897,550 shares were exercised pursuant to their cashless exercise provisions resulting in 1,267,716 shares of Company common stock being issued. A warrant to purchase 100,000 shares was exercised for cash, resulting in an additional 100,000 shares of Company common stock being issued and the Company receiving cash of approximately $0.2 million. A copy of the press release announcing the exercise of the warrants is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The issuance of the shares was exempt from registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

99.1	Press release dated May 5, 2010.

99.2	Press release dated May 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: May 11, 2010
	By:	/s/ Ronald D. Mogel
Senior Vice President
and Chief Financial Officer